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                                                                     EXHIBIT 3.1



FORM NO. 7a                                               Registration No. 24644


                                     [SEAL]
                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                              Global Crossing Ltd.
                              --------------------

was delivered to the Registrar of Companies on the 27th day of September, 1999 in accordance with section 45(3) of the Companies Act 1981 ("the Act").

Given under my hand and seal of the REGISTRAR OF COMPANIES this 5th day of October, 1999.


[SIGNATURE]
for Acting Registrar of Companies

[SEAL]

Capital prior to increase:  US$ 6,000,000.00
Amount of increase:         US$24,200,000.00
Present Capital:            US$30,200,000.00